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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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    Rule 14a-12


                               BORDERS GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)



                     STRATEGIC INITIATIVE INVESTORS II, L.P.
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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
FOR IMMEDIATE RELEASE

Contact
Lawrence E. Dennedy
MacKenzie Partners, Inc.
(212) 929-5500

                       MAJOR INVESTOR SUBMITS SHAREHOLDER
                         PROPOSAL TO BORDERS GROUP, INC.

New York, New York - December 27, 2000 - - Strategic Initiative Investors II, L.P. (SII), a private investment partnership, today announced that it had submitted to Borders Group, Inc. (NYSE: BGP) a proposal to amend Borders' by-laws to require each of the five most highly compensated officers of Borders to be full-time employees. SII requested that the proposal and a related supporting statement be included in Borders' proxy statement for its 2001 annual meeting of stockholders.

Border's proxy statement for its 2000 annual stockholders' meeting showed that Robert DiRomualdo, Chairman of the Board, and George Mrkonic, Vice Chairman, are required to devote only approximately 50% of their business time to Borders' business. SII believes that, by retaining their executive posts without being fully engaged in the business, Borders' leadership has faltered. A copy of the proposal and supporting statement submitted to Borders' is attached.

SII and its affiliate, Lafer Equity Investors, L.P., also a private investment partnership, own 1,435,000 shares of Borders' common stock. They intend to solicit proxies in favor of the proposal, but have not yet determined whether to nominate candidates for election as directors or submit other proposals at Borders' 2001 annual stockholders meeting. Their future course of action will depend, among other things, upon Borders' response to the proposal and Borders' results for the Christmas selling season.

                         CERTAIN ADDITIONAL INFORMATION

The participants in any solicitation that may be represented by this press release are Strategic Initiative Investors II, L.P. (SII) and its affiliate, Lafer Equity Investors, L.P. ("LEI" and, together with SII, the "SII Group"). In the aggregate, the SII Group beneficially owns 1,435,000 shares of Borders' common stock. The SII Group presently intends to file a proxy statement with the Securities and Exchange Commission (SEC) in connection with any solicitation that it may make with respect to Borders Group, Inc. The SII Group advises all Borders stockholders to read any such proxy statement when it is available because it will contain important information. Any such proxy statement will be available at no charge on the SEC's web site at http://www.sec.gov.

     ATTACHMENT TO PRESS RELEASE OF STRATEGIC INITIATIVE INVESTOR II, L.P.


                                    PROPOSAL
                                    --------

         The By-Laws of the Corporation be amended by the addition of the following new Section 12 to Article V:

                  "Section 12. Compensating Certain Officers. The terms of employment of each of the five most highly compensated officers of the Corporation shall require the devotion of substantially full business time to the business of the Corporation. This section shall not affect any contract in effect upon its adoption or prohibit limited periods of part-time service resulting from disability or otherwise."



                              SUPPORTING STATEMENT
                              --------------------

         This proposal has been submitted by Strategic Initiative Investors II, L.P. (the "Proponent"). The Proponent and its affiliates own 1,435,000 shares of common stock.

         The Proponent believes that the five most highly compensated officers should be required to devote full time and attention to corporate business and that part-time commitments lead to part-time results.

         The Corporation's proxy statement for last year's annual meeting showed that Robert DiRomualdo, Chairman of the Board, and George Mrkonic, Vice Chairman, were among the five most highly compensated executive officers for the prior fiscal year despite the fact that, under their employment agreements, they are required to devote only approximately 50% of their business time to Company business. Previously, these individuals served as full-time executives and deserve credit for the Corporation's successful superstore concept. However, by retaining their executive posts without being fully engaged in the business, the Proponent believes the Corporation's leadership has faltered. Moreover, the Proponent believes that the aggregate annual compensation for these executives, which under their contracts may exceed $1 million, is excessive for part-time officers.

         The Corporation cannot rest on its laurels. Borders has incurred substantial cash drains to fund its internet activities, international expansion and an unsuccessful acquisition (All Wound Up), while Barnes & Noble ("B&N"), its principal competitor, has creatively pursued strategic alliances to finance its internet activities and develop complementary technological innovations such as e-books, and has expanded into video games to accelerate growth. B&N's full-time management team, though better merchandising or otherwise, generated same store (superstore) sales growth of 6.3% for the nine month fiscal period that ended in October 2000, while Borders showed comparable growth of only 2.4% for the period.

         The difference for the stockholders could not be more clear -- B&N's stock price soared from its December 31, 1999 closing price of $20-5/8 per share to $27-1/8 per share on November 30, 2000 (a 31.5% increase). Borders' stock price declined from $16-1/2 per share to $12-13/16 per share over the same period (a 21% decrease).

         The Proponent believes a fully-engaged management is needed to compete successfully. The old management team should commit to full-time involvement or transfer leadership to managers who are 100% committed to meeting the challenges of the 21st century. The Proponent believes that, by adopting the proposed by-law amendment, the Corporation will be required to tie senior executive compensation to full-time commitments and avoid excess compensation for part-timers. Both the Corporation and its shareholders should benefit from such changes.